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                                                                    Exhibit 99.1

                SEPARATION AGREEMENT AND FULL AND FINAL RELEASE
                -----------------------------------------------

     This Separation Agreement and Full and Final Release (the "Agreement") is made and entered into by and between Charles E. Fioretti, an individual residing in Collin County, Texas, and Mannatech, Incorporated (the "Company"), a Texas corporation.


                                   RECITALS
                                   --------

     WHEREAS, Fioretti currently is employed by the Company;

     WHEREAS, Fioretti currently is a stockholder of the Company;

     WHEREAS, the parties entered an Agreement pertaining to Fioretti's employment with the Company on May 14, 1997 (the "1997 Employment Agreement");

     WHEREAS, Fioretti and the Company entered into an Agreement on August 8, 2000 regarding the sale and purchase of certain of Fioretti's shares of Company stock (the "2000 Stand-Still Agreement");

     WHEREAS, Fioretti currently serves as Chairman of the Board of Directors of the Company under an Employment Agreement entered into between the parties on September 21, 2000 (the "2000 Employment Agreement");

     WHEREAS, Fioretti and the Company mutually wish to terminate Fioretti's employment relationship with the Company, subject to the terms and conditions of this Agreement;

     WHEREAS, Fioretti and the Company mutually wish to cancel the 1997 Employment Agreement and the 2000 Employment Agreement and all other agreements between the parties, other than those matters expressly excepted herein, so that any and all obligations under any of the cancelled agreements shall become null and void;

     WHEREAS, Fioretti desires to transfer certain shares of common shares of Company stock to the Company and the Company desires to accept such shares from Fioretti, subject to the terms and conditions of this Agreement;

     NOW THEREFORE, in exchange for the valuable consideration paid or given under this Agreement, the receipt, adequacy, and sufficiency of which is hereby acknowledged, the parties knowingly and voluntarily agree to the following terms:

                                     TERMS
                                     -----

     1. Voluntary Resignation of Employment and Position as an Officer. In
        --------------------------------------------------------------
consideration of the parties' mutual undertakings set forth in this Agreement, Fioretti hereby submits, and the Company hereby accepts, the voluntarily resignation of Fioretti's employment with the Company effective as of the date this Agreement is signed (the "Separation Date"). As of that time,

SEPARATION AGREEMENT AND FULL AND FINAL RELEASE - Page 1
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the parties agree that Fioretti will be relieved of further duties in his position as Chairman of the Board for the Company.

     2.  Sale of Stock and Cancellation of Prior Agreements. In consideration
         --------------------------------------------------
of the parties' mutual undertakings set forth in this Agreement, including but not limited to the Company's payment to Fioretti of $1,200,000 in accordance with the terms of the Special Separation Benefit described in paragraph 3 below, the parties agree that Fioretti shall sell, transfer, and deliver to the Company, and the Company shall accept from Fioretti, 50,000 shares of Company common stock on a date that is on or before the fifth day from the Effective Date of this Agreement (as defined below); provided, however, that in the event such date is on a day that the United States securities markets are not open for trading, the date shall be extended to the next succeeding trading day, as of which Fioretti shall deliver to the Company a certificate or certificates representing the 50,000 shares, together with a stock power, duly executed in blank and shall take all such action as may be reasonably requested by the Company to effect a valid transfer of the shares. In addition, the 1997 Employment Agreement, the 2000 Employment Agreement, and all other agreements between the parties, other than the 2000 Stand-Still Agreement and the Renewal and Extension Promissory Note dated February 17, 1999 made by Fioretti in the principal amount of $199,896.10 (the "Agri-Tech Note"), shall be cancelled as of the Effective Date of this Agreement (as defined below) and that, upon cancellation, any and all obligations under any of the agreements just described as cancelled shall become null and void, including but not limited to any and all provisions under said cancelled agreements otherwise purported to survive termination thereof. The transfer of shares of Company common stock pursuant to this Paragraph 2 shall in no way modify the rights or obligations of the parties pursuant to the 2000 Stand-Still Agreement.

      Further in consideration of the parties' mutual undertakings set forth in this Agreement, Fioretti and the Company hereby modify the payment terms of the Agri-Tech Note by amending the second and third paragraphs of the Agri-Tech Note to read in their entirety as follows:

         "This Note shall bear interest at six percent (6%) per annum, compounded annually on February 17 of each year.

         This principal and interest shall be payable as follows:

         On February 17, 2000, the Maker shall pay an installment of principal and interest to the Payee in the amount of $47,507.70; on February 17, 2001, the Maker shall pay an installment of principal and interest to the Payee in the amount of $47,507.70; and the Maker shall pay all remaining principal, all accrued interest, and any and all amounts due and owing under this Note to the Payee on the earlier of (i) the thirtieth day after the "Divestiture Date" (as defined below) and (ii) February 17, 2011. The "Divestiture Date" shall mean the first date on which Maker no longer owns at least 100,000 shares of Payee common stock, subject to appropriate adjustment of such number to reflect any stock splits or reverse stock splits effected by Payee after June 1, 2001. For purposes of the preceding sentence, Maker shall be

SEPARATION AGREEMENT AND FULL AND FINAL RELEASE - Page 2
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     deemed to own only those shares of Payee common stock of which he is both the record and beneficial owner."

Until the Agri-Tech Note is paid in full, Fioretti shall notify the Company in writing each time that he sells, assigns, contributes, transfers or otherwise disposes of ("sells," and each such transaction a "sale") Company common stock (other than sales to the Company) no later than 5 days following the date of each sale. Such notice shall include the date of the transaction, a brief description of the transaction, the number of shares sold, and the number of shares owned by Fioretti after the transaction.


     3.  Special Separation Benefit. In consideration of Fioretti's undertakings
         --------------------------
set forth in this Agreement, the Company agrees to provide Fioretti a Special Separation Benefit on the following terms:

     (a) To pay Fioretti a total of $1,200,000 in two installments according to the following schedule: one installment of $600,000 within five days from the Effective Date of this Agreement (as defined below) and one installment of $600,000 on the date that is one year from the Effective Date of this Agreement (as defined below). Both installments shall be wired on the payment date to the account of Fioretti identified in Exhibit A to this Agreement unless written notice of a different account is provided to the Company at least one business day prior to the actual wire transfer.

     (b) To reimburse Fioretti on a monthly basis for the excess of the actual amount of the monthly COBRA continuation coverage premiums he pays for continued medical and dental coverage, if any, under the Company's medical plan and dental plans for himself and his dependents to the extent of any dependents so covered as of the Effective Date for up to 18 months of said coverage (or for such time as he remains eligible for said coverage) over and above the amount he otherwise would have paid for said coverage had he remained employed by the Company during those months; provided, however, that Fioretti elects COBRA continuation coverage by completing and returning within the time allowed by applicable law the COBRA election form that he will receive under separate cover and keeps said coverage in effect by making timely premium payments; and provided further that if Fioretti loses his right to the continued medical and dental coverage under COBRA referred to herein solely due to the Company's termination of the plan or plans providing such coverage prior to the time such coverage would otherwise have expired, the Company shall continue to reimburse Fioretti on a monthly basis in the same monthly dollar amount until Fioretti's rights to continued coverage under COBRA with respect to such plan or plans would have expired but for the plan termination.

     (c) To allow Fioretti to use the office assigned him during his employment with the Company at the Company's facility at 600 South Royal Lane, Suite, 200, Coppell, Texas 75019 through August 31, 2001 (or only for as long as the Company continues to maintain said office space, if earlier than August 31, 2001, in which case the




SEPARATION AGREEMENT AND FULL AND FINAL RELEASE - Page 3

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         Company agrees to give Fioretti, if possible, no less than seven days advance notice of the date as of which the office space must be vacated). During such period or until Fioretti gives notice to the Company that the office has been vacated, if earlier, the Company agrees that it will not change the telephone numbers of the telephones currently in use in said office, disturb the contents of said office or change the locks and will not give other personnel access to said office except for purposes of normal maintenance and building emergencies. For 90 days following the date as of which Fioretti vacates the Company's office space, the Company agrees to forward to Fioretti at such forwarding address as Fioretti may provide to the Company all mail, faxes and other communications and deliveries received by the Company for the attention of Fioretti. All such items shall be sent to Fioretti on a weekly basis in a timely fashion. Notwithstanding the preceding, the Company shall have the right to refuse receipt of any item that it determines to be of a size or weight or other characteristic that would make it burdensome, costly or otherwise inappropriate to forward but shall instead, where reasonably possible, provide the sender with the forwarding address provided to the Company by Fioretti, or in the alternative the Company may accept delivery and charge Fioretti the cost of shipping said item to Fioretti's forwarding address.

     (d) To allow Fioretti during his lifetime to purchase Company products at the same costs charged to Company employees; provided, however, that such purchases are limited to Fioretti's personal use and may not be resold by him. All such purchases shall be made by Fioretti by providing written notice (including email or fax) to the administrative assistant to the Company's Chief Executive Officer as to the items needed and the address for delivery and shall include a valid credit card to which the payment shall be charged.

     (e) To allow Fioretti during his lifetime to use the Company's fitness center on the same basis and in the same manner as provided to Company employees.

All amounts payable by the Company hereunder shall be subject to lawful deductions not to exceed 20% of the gross amount payable. In the event of Fioretti's death prior to receipt of any payments owed by the Company to Fioretti hereunder, the Company will make such payments to Fioretti's estate.

     If Fioretti exercises his limited right to revoke his release of his Age Discrimination in Employment Act claims as provided in this Agreement and under applicable law, he understands and agrees that he will be eligible to receive the payments described above in subparagraph (a), but will not be eligible to receive the payments and benefits of the Special Separation Benefit described in subparagraphs (b), (c), (d), or (e) of this Paragraph 3.

     By executing this Agreement, Fioretti acknowledges and agrees that neither the Company nor any of the Released Parties (as defined below) have any legal obligation to provide the Special Separation Benefit to him. Fioretti also acknowledges and agrees that his acceptance of the Special

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Separation Benefit and attendant obligations as described in this Agreement are in consideration of the Company's promises and undertakings set forth in this Agreement.

     4.  Tax Matters and Indemnities. Fioretti agrees that he is solely
         ---------------------------
responsible for the payment of any federal, state, or local tax, if any, on all payments and benefits provided herein. If any claim is ever made upon the Company and/or any of the other Released Parties (as defined below) for tax liability on such amounts, except for the amount, if any, withheld for taxes by the Company, Fioretti agrees to indemnify and hold harmless the Company and the other Released Parties (as defined below) for such claims, including but not limited to penalties, interest, costs, and attorney's fees. Fioretti further agrees that should the characterization of any payments hereunder be found improper or unwarranted by any taxing authority such that (i) a claim is made against the Company or any of the other Released Parties (as defined below) for taxes, penalties, or interest for which Fioretti would have been initially responsible and which should have been deducted from the payment amounts, then Fioretti shall indemnify and hold harmless the Company and the other Released Parties (as defined below) for such claims, including but not limited to penalties, interest, costs, and attorney's fees; or (ii) Fioretti is held obligated to pay additional taxes, penalties, or interest, then he will not assert, file, or make any claims against the Company or any of the other Released Parties for any such taxes, penalties, or interest he may be compelled to pay or for the costs or attorney's fees he may incur.

     5.  Agreement Not to Use or Disclose Confidential Information. Fioretti is
         ---------------------------------------------------------
notified that "Confidential Information" includes information disclosed to him or known by him through his employment with the Company, not generally known in the Company's industry, about Company's products, processes, and services, including but not limited to information concerning inventions, research and development, as well as all data or information concerning customers (including Associates), customer lists (including downline reports and similar reports of business activities and relevant information concerning persons who conduct the same), prospect lists, mailing lists, sales leads, contracts, financial reports, sales, purchasing, price lists, product costs, marketing programs, marketing plans, business relationships, business methods, accounts payable, accounts receivable, accounting procedures, control procedures, and training materials. Moreover, Confidential Information also includes any "Trade Secrets" (as defined by Texas law) of the Company or any other information protected from disclosure by statute or common law. Confidential Information does not include (i) information that is generally available to or known to the public or the industry; (ii) information that becomes public or industry knowledge through no fault of Fioretti; (iii) information that becomes available to Fioretti legitimately and lawfully from a third party not under a confidentiality obligation to the Company; (iv) information that is independently developed by Fioretti without use of the Company's Confidential Information; (v) information that was already in Fioretti's possession prior to his employment with the Company; (vi) information that is disclosed in order to comply with a court order or applicable law, provided that the Company is afforded a reasonable opportunity to obtain a court order or other reliable assurance that confidential treatment will be accorded to the disclosed information; or (vii) information that is disclosed in order for Fioretti to defend himself against a claim, provided that the Company is afforded a reasonable opportunity to

SEPARATION AGREEMENT AND FULL AND FINAL RELEASE - Page 5
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obtain a court order or other reliable assurance that confidential treatment will be accorded to the disclosed information.

     Fioretti recognizes that the unauthorized use or disclosure of any of the Company's Confidential Information or Trade Secrets obtained by him during his employment with the Company constitutes unfair competition. Fioretti promises not to engage in any unfair competition with the Company and understands that engaging in unfair competition with the Company is a material breach of this Agreement entitling the Company to receive injunctive relief to prevent further use and disclosure in addition to other remedies available to it in law or in equity for breach of this Agreement, and that Fioretti consents that no bond in excess of $1,000 shall be necessary for obtaining such injunctive relief.

     6.  Agreement to Return Property. Fioretti must return to the Company any
         ----------------------------
and all items of its property, including but not limited to lap-top computers, keys, equipment, forms, files, manuals, correspondence, business records, price lists, customer lists, computer tapes and diskettes, data processing reports, and any and all other documents and property over which Fioretti had possession or control while employed by the Company.

     7.  Unauthorized Access to Computer/Internet Systems. Fioretti agrees and
         ------------------------------------------------
understands that he is no longer authorized to log on to, access, or otherwise use the Company's computer systems, network, or Internet domain, and that any such log on or attempt to log on, accessing, or use is unauthorized. Fioretti further agrees not to make, attempt, or assist (directly or indirectly) anyone else with respect to any such unauthorized log ons, accessing, or use of the Company's computer system, network, or Internet domain.

     8.  General Releases. In consideration of the Special Separation Benefit
         ----------------
described in Paragraph 3 above, Fioretti and his family members, heirs, successors, and assigns (collectively the "Releasing Parties") agree to release and discharge the Released Parties (as defined below) from, and waive to the maximum extent permitted by law, any and all claims, liabilities, demands, and causes of action, whether known or unknown, fixed or contingent, vicarious, derivative, or direct, that Fioretti has or claims against the Company or any of the other Released Parties. This General Release includes but is not limited to any and all claims that arise in any way (i) as a result of Fioretti's employment or the termination of his employment relationship with the Company;
(ii) under any federal, state, or local law that applies or is asserted to apply, directly or indirectly, to the formation, continuation, or termination of Fioretti's employment with the Company, including the Age Discrimination in Employment Act, or other claims growing out of any legal restrictions, contractual or otherwise, on the right of the Company to terminate the employment of its employees; (iii) under the 1997 Employment Agreement, the 2000 Employment Agreement, and all other agreements between Fioretti and the Company, if any, other than the 2000 Stand-Still Agreement and the Agri-Tech Note; (iv) from Fioretti's service as an officer of the Company; (v) from Fioretti's status as a stockholder of the Company; and (vi) from any other act, conduct, or omission by the Company or the Released Parties. The "Released Parties" are (i) the Company; (ii) any corporation, partnership, or other entity affiliated with the Company; and (iii) any

SEPARATION AGREEMENT AND FULL AND FINAL RELEASE - Page 6
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officer, director, stockholder, partner, fiduciary, agent, employee, representative, insurer, attorney, successor, and assign of the entities or persons just described in (i) and (ii). This General Release does not have any effect on any rights or claims that Fioretti may have against the Company or any of the other Released Parties under the Age Discrimination in Employment Act that may arise after the Effective Date of this Agreement (as defined below). This General Release does not have any effect on any rights or claims that Fioretti may have against the Company or any of the other Released Parties arising from any public derogatory, defamatory, disparaging or slanderous remarks made by the Company or any of the other Released Parties after the Effective Date of this Agreement.

     For a period of seven days after he executes this Agreement, Fioretti may, as provided by applicable law, revoke his agreement to waive any and all claims, if any, that arise in any way under the Age Discrimination in Employment Act, if he wishes, by so notifying the Chief Executive Officer of the Company in writing. If Fioretti revokes the release as to Age Discrimination in Employment Act claims, he understands and agrees that (i) the General Release remains valid as to all other claims released in this Paragraph 8; and (ii) the total Special Separation Benefit payable to Fioretti by this Agreement shall be limited by the terms of Paragraph 23 below.

     The release and waiver given by Fioretti herein are not intended to release or excuse the Company's obligation to reimburse Fioretti for his reasonable business expenses incurred on or before the Effective Date of this Agreement in accordance with the Company's normal policies regarding such reimbursement, to release or waive payment of claims pursuant to the Company's medical and dental plans in accordance with the terms thereof, or to release or waive the obligations of the Company under Paragraph 24 below.

     In consideration of the promises and undertakings of Fioretti set out in this Agreement, the Company agrees to release and discharge Fioretti and Fioretti's family, heirs, successors, assigns, agents and attorneys from, and agrees not to sue or join in any suit against such parties for, any and all claims, liabilities, demands, and causes of action, whether known or unknown, fixed or contingent, vicarious, derivative, or direct, that the Company has at the time of execution of this Agreement, other than claims for breach of Fioretti's fiduciary duties to the Company and its shareholders.

     9.  Confidentiality, Nonprosecution, and Nondisparagement. In consideration
         -----------------------------------------------------
of the Special Separation Benefit described in Paragraph 3 above, the parties hereto agree to the following:

     (a) The terms of this Agreement shall be and remain confidential, and shall not be disclosed by Fioretti to any persons other than the Releasing Parties, and Fioretti's attorneys and accountant or tax return preparer, if those persons have agreed to keep such information confidential. The Company agrees to provide Fioretti for his review and approval an advance copy of the final press release announcing his official departure.

     (b) Except as requested by the Company or as required or compelled by law or judicial process, Fioretti will not assist, cooperate with, or supply information of any kind to



SEPARATION AGREEMENT AND FULL AND FINAL RELEASE - Page 7

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         any individual or private-party litigant or their agents or attorneys
         (i) in any proceeding, investigation, or inquiry raising issues under any federal, state, or local law involving the formation, continuation, or termination of Fioretti's employment relationship with the Company, or the employment of other persons, by the Company or any of the other Released Parties; or (ii) in any other litigation against the Company or any of the other Released Parties. Except as requested by Fioretti or as required or compelled by law or judicial process, the Company will not assist, cooperate with, or supply information of any kind to any individual or private-party litigant or their agents or attorneys in any litigation against Fioretti.

     (c) Fioretti will not make to any other parties any statement, oral or written, that directly or indirectly impugns the quality or integrity of the Company's or any of the other Released Parties' business or employment practices, or any other disparaging or derogatory remarks about the Company or any of the other Released Parties. The Company agrees that it will not issue any official public statement that contains any disparaging or derogatory remarks about Fioretti and will take reasonable action designed to instruct its officers, employees and agents to refrain from making any public statements on behalf of the Company regarding or relating to Fioretti.

     (d) Except as permitted by law, Fioretti will not initiate any investigation or inquiry, or any other action of any kind, including an administrative charge with any governmental agency, with respect to the Company's facilities, employment practices, or business operations, relating to the termination of Fioretti's employment relationship with the Company as provided for in this Agreement.

     10. Noncompetition. Fioretti acknowledges that the Company's goodwill
         --------------
generated by his founding of and association with the Company is a valuable, special, and unique property of the Company and that the Company has a legitimate interest in protecting and maintaining that goodwill. Fioretti further acknowledges that his separation from the Company could have an adverse impact on the Company's goodwill, especially if he were to directly or indirectly compete against the Company.

     Fioretti acknowledges that he has received during his employment, and will continue to receive until the resignation of his employment, knowledge and training from the Company, included in which is the Confidential Information identified above. Fioretti further acknowledges that such knowledge, training, and Confidential Information is valuable, special, and unique to the Company and, therefore, the Company's investment in the training and protection and maintenance of the Confidential Information constitutes a legitimate interest to be protected by the Company.

     Therefore, to protect the Company's interest in its goodwill and Confidential Information, and in consideration of the Special Separation Benefit described in Paragraph 3, Fioretti agrees that for a period of two years following the Separation Date, he shall not engage in any business which is in competition with the Company and is located within a 50-mile radius of the Company's operations in the State of Texas, including through the business of any person, company, firm, corporation,




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partnership, association, agency, or business, and particularly through a party known to Fioretti to be an independent contract sales associate and/or customer of the Company or with whom Fioretti had contact during, or by reason of, his employment by the Company; provided, however, that Fioretti shall not be deemed in violation of this provision in the event that any company, firm, corporation, partnership, association, agency, or business that employs Fioretti that is not in competition with the Company within the 50-mile radius described above merges with, is acquired by or is otherwise combined with a company, firm, corporation, partnership, association, agency, or business that is in competition with the Company within said 50-mile radius if Fioretti does not perform services for and is in no way involved in the portion of the business that is in competition with the Company.

     11. Nonsolicitation. Further to protect the Company's goodwill and
         ---------------
Confidential Information, and in consideration of the Special Separation Benefit described in Paragraph 3 above, Fioretti agrees that for a period of two years following the Separation Date, he shall not, directly or indirectly, for his own account or for the benefit of any other person:

     (a) hire, attempt to hire, employ, solicit for employment, or recruit any person who is then or was within the previous six months employed by the Company or in an independent contractor relationship with the Company, or entice, persuade, encourage, induce, advise, or recommend to any such person that he or she terminate or abandon his or her employment or terminate or abandon his or her business relationship with the Company;

     (b) solicit or induce, or in any manner attempt to solicit or induce, any customer or prospective customer of the Company (i) to cease being or not to become a customer of the Company or (ii) to divert any business of such customer from the Company; or

     (c) otherwise interfere with, disrupt, or attempt to interfere with or disrupt the relationship, contractual or otherwise, between the Company and any of its respective customers, clients, investors, suppliers, consultants, independent contractor sales associates, or employees.

     12. Reasonableness of Restrictions. Fioretti agrees that the restrictions
         ------------------------------
contained in Paragraphs 5, 10, and 11 are reasonable in scope, duration, and geographic territory, and are designed to provide the Company with limited, legitimate, and reasonable protection against subsequent diminution of the value of the Company's business and goodwill attributable to any actions by Fioretti contrary to such restrictions. Fioretti represents to the Company that the enforcement of the restrictions contained in Paragraphs 5, 10, and 11 would not be unduly burdensome to Fioretti and that he is able to pursue his business interests and earn a living by means not prohibited by Paragraphs 5, 10, or 11.

     13. Effect of Agreement on Common-Law Duties. Fioretti acknowledges that
         ----------------------------------------
his undertakings in this Agreement supplement rather than supplant his common-law duties as a current or former employee, officer, and director of the Company.




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     14. Agreement Not to Seek Reemployment. In consideration of the Special
         ----------------------------------
Separation Benefit described in Paragraph 3 above, Fioretti agrees that the Company and the other Released Parties have no obligation to employ, hire, or rehire him, to consider him for hire, or to deal with him in any respect at any location, office, or place of business with regard to future employment or potential employment. Accordingly, Fioretti agrees that (i) he will not ever apply for or otherwise seek employment by the Company at any time in the future, at any location, office, or place of business, and (ii) his forbearance to seek future employment as just described is purely contractual and is in no way involuntary, discriminatory, or retaliatory.

     15. Nonadmission of Liability or Wrongdoing. Nothing contained in this
         ---------------------------------------
Agreement will be deemed or construed as an admission of wrongdoing or liability on the part of the Company, any of the other Released Parties or Fioretti and, except to the extent necessary to enforce this Agreement, neither this Agreement nor any part of it may be construed as, used, or admitted into evidence in any judicial, administrative, or arbitral proceeding, as an admission of any kind by any party hereto.

     16. Agreement Regarding Cooperation. In consideration of the Special
         -------------------------------
Separation Benefit described in Paragraph 3 above, Fioretti agrees to cooperate fully and completely with the Company or any of the other Released Parties, at their request, in all pending and future litigation, actual or threatened, involving the Company or any of the other Released Parties, in which the Company believes that Fioretti may have relevant knowledge or information, and in which Fioretti is not a party; provided that the Company reasonably reimburses Fioretti for his out-of-pocket expenses, and any loss of wages directly arising from his absence at work for which he is paid on an hourly or daily basis, incurred at the Company's request in connection with such cooperation. This obligation includes: (i) promptly meeting with counsel for the Company or the other Released Parties at reasonable times upon request; (ii) providing testimony in court or by deposition that is truthful, accurate, and complete, according to information known to Fioretti; and (iii) providing to the Company or the other Released Parties, or their counsel, truthful, accurate, and complete information known to Fioretti, in connection with the prosecution or defense of the Company or any of the other Released Parties in such litigation. Fioretti further agrees to execute documents or take any other action reasonably required by the Company or any of the other Released Parties relating to matters occurring during Fioretti's employment with the Company or about which Fioretti has personal knowledge or information. Nothing in this Paragraph 16 is intended to waive any legal privilege that Fioretti may have the right to assert. The Company agrees that it will cooperate with Fioretti in the event he requests copies of documents or information in the Company's possession that are not otherwise confidential or privileged and that are reasonably requested by Fioretti and relevant to a matter involving Fioretti's employment with the Company.

     17. Authority to Execute. Fioretti represents and warrants that he has the
         --------------------
authority to execute this Agreement on behalf of all the Releasing Parties. Fioretti further agrees to indemnify fully and hold harmless the Company and any of the other Released Parties from any and all claims brought by the Releasing Parties or derivative of his own, including the amount of any such claims




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the Company or any of the other Released Parties are compelled to pay, and the costs and attorney's fees incurred in defending against all such claims.


      18. Governing Law and Interpretation. This Agreement and the rights and
          --------------------------------
duties of the parties under it shall be governed by and construed in accordance with the laws of the State of Texas. If any provision of this Agreement is held to be unenforceable, such provision shall be considered separate, distinct, and severable from the other remaining provisions of this Agreement, and shall not affect the validity or enforceability of such other remaining provisions, and that, in all other respects, this Agreement shall remain in full force and effect. If any provision of this Agreement is held to be unenforceable as written, but may be made to be enforceable by limitation thereof, then such provision shall be enforceable to the maximum extent permitted by applicable law. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.

      19. Expiration of Offer. The Company's offer of the Special Separation
          -------------------
Benefit will expire at 12:01 a.m. on the twenty-second day following the date on which Fioretti receives this Agreement for consideration, i.e., on June 13, 2001. Fioretti may accept this offer at any time before expiration by signing this Agreement in the space provided below, and returning it to the Company. Fioretti and the Company agree that the modifications that have been made to this Agreement since Fioretti first received it for consideration do not re-start or extend the time period during which the offer remains open.

      20. Limited Revocation Rights and Effective Date. For a period of seven
          --------------------------------------------
days after Fioretti executes this Agreement, he may, as provided by applicable law, revoke his agreement to waive any and all claims, if any, that arise in any way under the Age Discrimination in Employment Act, if he wishes, by so notifying the Chief Executive Officer of the Company in writing. This Agreement will become fully effective and enforceable after the parties execute it (the "Effective Date"); provided, however, that Fioretti's agreement to waive any and all claims, if any, that arise in any way under the Age Discrimination in Employment Act, will not become fully effective and enforceable until seven days after Fioretti executes this Agreement; and provided further that Fioretti has not exercised his limited revocation rights as provided under this Agreement and applicable law. If Fioretti revokes the release as to Age Discrimination in Employment Act claims, he understands and agrees that (i) the General Release in Paragraph 8 remains valid as to all other claims released in that Paragraph; and
(ii) the total Special Separation Benefit payable to Fioretti by this Agreement shall be limited by the terms of Paragraph 23 below.

      21. Knowing and Voluntary Agreement. Fioretti acknowledges that this
          -------------------------------
Agreement does not waive any rights or claims against the Company or any of the other Released Parties that may arise under the Age Discrimination in Employment Act after the Effective Date of this Agreement, and that the consideration provided to him for execution of this Agreement is in addition to anything of value to which he already is or may have been entitled. Fioretti further acknowledges that he has been given a period of at least 21 days within which to consider this Agreement; that he has been advised in writing to consult with his attorney prior to executing this Agreement; that this Agreement has been read and explained to him by his attorney; that he fully understands the meaning

SEPARATION AGREEMENT AND FULL AND FINAL RELEASE - Page 11
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and effect of his action in executing this Agreement; and that his execution of this Agreement is knowing and voluntary. Finally, Fioretti acknowledges that in executing this Agreement he is not relying on any promise, representation, or warranty whatever, express, implied, or statutory, not contained in this Agreement concerning the Agreement's subject matter, but instead is relying on his own judgment in consultation with his attorney.

     22. Entire Agreement. Except as provided in paragraph 2 hereof, this
         ----------------
Agreement supersedes and cancels any previous negotiations, agreements, commitments, and writings between the parties regarding the Agreement's subject matter. It also contains and constitutes the entire understanding and agreement between the parties and may be modified only by a writing of contemporaneous or subsequent date executed by both Fioretti and an authorized official of the Company.

     23. Breach of Agreement and Remedies. Fioretti acknowledges and agrees that
         --------------------------------
should he fail to comply with any of his obligations set forth in this Agreement prior to receiving the payments and benefits of the Special Separation Benefit described in Paragraph 3 above, the Company, in addition to any other legal or equitable remedy available, will have no obligation to pay Fioretti the Special Separation Benefit, except as provided below; but that all other provisions of this Agreement shall remain in full force and effect. In addition, if Fioretti exercises his limited right to revoke his release of his Age Discrimination in Employment Act claims as provided in this Agreement, he understands and agrees that he will be eligible to receive the payments and benefits of the Special Separation Benefit described in subparagraph (a) of Paragraph 3, but will not be eligible to receive the payments and benefits of the Special Separation Benefit described in subparagraphs (b),(c), (d), or (e) of Paragraph 3. Fioretti further understands and agrees that in the event of such a revocation, all other provisions of this Agreement shall remain in full force and effect. In the event that Fioretti shall obtain any money judgment or otherwise prevail with respect to any litigation brought by Fioretti to enforce any provision contained herein, the Company shall reimburse Fioretti for his reasonable attorneys' fees, expert witness fees and disbursements incurred in such litigation.

     24. Indemnification; Continuation of Insurance. The Bylaws of the Company
         ------------------------------------------
provide for the indemnification of its officers and directors in their capacity as such. The Company agrees that it will continue to include Fioretti within the provisions for indemnification of officers and directors of the Company in its Bylaws on and after the Effective Date of this Agreement with respect to his services as such on the same basis as provided for its officers and directors generally. The Company further agrees to continue to include Fioretti on and after the Effective Date of this Agreement in the directors and officers liability insurance policy covering other directors and officers of the Company generally in place from time to time. In no event shall Fioretti be entitled to indemnification under this paragraph with respect to any proceeding, or matter therein, brought or made by Fioretti against the Company.

     25. Mitigation. Fioretti shall not be required to mitigate the amount of
         ----------
any payment provided for under this Agreement.

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     26. No Other Agreements. Fioretti acknowledges that neither the Company
         -------------------
nor any agent or attorney for the Company has made any promise, representation, or warranty whatever, express, implied, or statutory, not contained in this Agreement concerning the Agreement's subject matter to induce Fioretti to execute this Agreement, and Fioretti acknowledges that he has not executed this Agreement in reliance on any such promise, representation, or warranty not contained herein. Fioretti represents and warrants that he has not assigned or transferred, or purported to assign or transfer, to any person or entity not a party any claim, debt, covenant, agreement, contract, liability, demand, obligation, account, expense, action, cause of action, or suit being released under this Agreement.

     Fioretti further agrees to indemnify and hold harmless the Company and the other Released Parties against any claim, debt, loss, covenant, agreement, contract, liability, demand, obligation, account, expense, action, cause of action, or suit (including the payment of attorney's fees and costs reasonably incurred, whether or not litigation is commenced) by any person or entity that is not a party to this Agreement, which is inconsistent with any of the warranties, representations, or covenants made by Fioretti in this Agreement.

     Signed on the dates shown below.

Dated:  June 4, 2001                             /s/ Charles F. Fioretti
      ------------------------------           --------------------------------
                                               CHARLES F. FIORETTI



                                               MANNATECH, INCORPORATED

Dated:  June 4, 2001                           By: /s/ Robert M. Henry
      ------------------------------              -----------------------------
                                                  Robert M. Henry
                                                  Chief Executive Officer

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